Exhibit 99.2

News Release
NYSE: MYE

Contact(s):

Gregg Branning, Senior Vice President

& Chief Financial Officer (330) 761-6303

Monica Vinay, Vice President, Investor

Relations & Treasurer (330) 761-6212

Myers Industries Reports 2013 Third Quarter Results

•	Third quarter diluted adjusted EPS up 25% compared to last year’s third quarter

•	Third consecutive quarter of year-over-year significant profit improvement by the Lawn and Garden Segment

•	Strong operating cash flow generation

•	Expect year-over-year adjusted EPS growth in the fourth quarter of 2013

•	Private placement note purchase agreement totaling $100 million signed in October

October 24, 2013, Akron, Ohio - Myers Industries, Inc. (NYSE: MYE) today announced results for the third quarter ended September 30, 2013.

Summary

	Quarter Ended September 30,			Nine Months Ended September 30,
	2013	2012	% Increase (Decrease)	2013	2012	% Increase (Decrease)
	(Dollars in thousands, except per share data)

Net sales	$194,920	$197,290	(1.2)%	$613,924	$577,180	6.4%
Gross profit	$53,639	$52,729	1.7%	$167,726	$158,091	6.1%
Gross profit margin	27.5%	26.7%		27.3%	27.4%
Income before taxes	$10,963	$8,578	27.8%	$35,118	$33,553	4.7%
Net Income:
Income	$6,488	$5,796	11.9%	$22,683	$21,441	5.8%
Income per diluted share	$0.19	$0.17	11.8%	$0.67	$0.63	6.3%

Income before taxes as adjusted*	$13,393	$10,997	21.8%	$39,640	$36,888	7.5%
Net income as adjusted*:
Income	$8,437	$6,780	24.4%	$24,973	$22,870	9.2%
Income per diluted share	$0.25	$0.20	25.0%	$0.73	$0.67	9.0%

*	Details regarding the pre-tax adjusted charges are provided on the Reconciliation of Non-GAAP Financial Measures included in this release.

•	Net sales in the third quarter of 2013 were $194.9 million compared to $197.3 million in the third quarter of 2012.

•	The gross profit margin was 27.5% in the third quarter of 2013 compared to 26.7% in the third quarter of 2012. The increase was due mostly to cost savings that resulted from productivity improvements and material substitutions.

•	Net income per diluted share as adjusted increased 25% to $0.25 in the third quarter of 2013 compared to $0.20 in the third quarter of 2012, reflecting improved performance of the Lawn and Garden Segment and overall cost reductions.

President and Chief Executive Officer John C. Orr said, “Our continued focus on profit improvement delivered a 25% improvement in adjusted diluted earnings per share compared to the same quarter last year. Both the Lawn and Garden and Distribution Segments drove the increased profitability. The Lawn and Garden Segment’s increase in profitability was due primarily to productivity, material substitution and savings from phase one of our restructuring project. We are very pleased with the progress of this segment over the last three quarters.”

Orr continued, “Overall, sales were slightly below our third quarter expectation due to a poor tomato crop harvest impacting our Material Handling Segment’s food processing sales, a delay in orders in our Lawn and Garden Segment to the fourth quarter and the focus on more profitable business in our Engineered Products Segment. However, sales year to date are up 6.4% compared to last year to date. We anticipate year-over-year sales growth in the fourth quarter helped by new product sales.”

Segment Results

The results below are as adjusted and exclude restructuring and other unusual pre-tax charges as detailed on the Reconciliation of Non-GAAP Financial Measures included in this release.

Net sales in the Material Handling Segment for the third quarter of 2013 were $76.0 million compared to $76.2 million for the third quarter of 2012. A sales decrease driven by lower than anticipated food processing sales that resulted from a poor tomato crop season more than offset incremental sales resulting from the Jamco acquisition, which took place in October 2012. Material Handling’s adjusted income before taxes was $10.7 million for the third quarter of 2013 compared to $12.5 million for the third quarter of 2012. The decrease in income before taxes was primarily due to the lower sales volume.

Net sales in the Lawn and Garden Segment for the third quarter of 2013 were $44.9 million compared to $45.3 million for the third quarter of 2012. A delay in customer orders for the upcoming season resulted in slightly lower sales. Lawn and Garden’s adjusted income before taxes for the third quarter of 2013 was $2.5 million compared to break-even income before taxes in the third quarter of 2012. Productivity improvements and raw material substitution cost savings coupled with savings from phase one of our previously announced restructuring project led to the significant improvement in adjusted income before taxes year-over-year.

Net sales in the Distribution Segment were $45.0 million for the third quarter of 2013 compared to $45.1 million for the third quarter of 2012. Distribution’s adjusted income before taxes was $4.3 million for the third quarter of 2013 compared to $3.4 million for the third quarter of 2012. A favorable product mix and lower selling, general and administrative expenses led to the increase in income before taxes year-over-year.

Net sales in the Engineered Products Segment were $33.8 million for the third quarter of 2013 compared to $35.7 million for the third quarter of 2012. The decline in sales year-over-year was due partially to lower custom sales as the segment continues to focus on more profitable customers and products. Engineered Products’ adjusted income before taxes was $3.5 million for the third quarter of 2013 compared to $3.7 million for the third quarter of 2012. The decreased income from the lower sales was substantially offset by raw material cost savings and productivity improvements.

Other Financial Items

For the nine months ended September 30, 2013, cash flow provided by operations was $46.8 million compared to $23.3 million in the nine months ended September 30, 2012, reflecting efforts to better manage working capital.

Capital expenditures totaled $20.0 million for the nine months ended September 30, 2013 and are forecasted to be approximately $35 million for the full year of 2013.

On October 22, 2013, the Company entered into a note purchase agreement for the private placement of senior unsecured notes totaling $100 million with a group of institutional investors. The proceeds will be used to grow key businesses and repay existing debt.

Q4 Outlook

The Company anticipates that fourth quarter results will reflect year-over-year improvement in both sales and adjusted earnings excluding restructuring and other unusual pre-tax charges. Sales of new products, productivity gains, cost savings and the forecasted benefits from the Lawn and Garden Segment restructuring initiatives are expected to produce most of the improvements.

Conference Call Details

The Company will host an earnings conference call and webcast for investors and analysts on Thursday, October 24, 2013 at 10:00 a.m. ET. The call is anticipated to last approximately one hour and may be accessed at (877) 407-8033. Callers are asked to sign on at least five minutes in advance. The call will be available as a webcast through the Company’s web site, www.myersindustries.com. Click on the Investor Relations tab to access the webcast. Webcast attendees will be in a listen-only mode. An archived replay of the call will also be available on the site shortly after the event. To listen to a telephone replay, callers should dial: (US) 877-660-6853 or (Int’l) 201-612-7415. The replay passcode is Conference ID #100633.

About Myers Industries

Myers Industries, Inc. is an international manufacturer of polymer products for industrial, agricultural, automotive, commercial, and consumer markets. The Company is also the largest wholesale distributor of tools, equipment and supplies for the tire, wheel and under vehicle service industry in the U.S. Visit www.myersindustries.com to learn more.

Caution on Forward-Looking Statements

Statements in this release may include “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statement that is not of historical fact may be deemed “forward-looking”. Words such as “expect”, “believe”, “project”, “plan”, “anticipate”, “intend”, “objective”, “goal”, “view”, and similar expressions identify forward-looking statements. These statements are based on management’s current views and assumptions of future events and financial performance and involve a number of risks and uncertainties, many outside of the Company’s control that could cause actual results to materially differ from those expressed or implied. Risks and uncertainties include: changes in the markets for the Company’s business segments; changes in trends and demands in the markets in which the Company competes; unanticipated downturn in business relationships with customers or their purchases; competitive pressures on sales and pricing; raw material availability, increases in raw material costs, or other production costs; future economic and financial conditions in the United States and around the world; ability to weather the current economic downturn; inability of the Company to meet future capital requirements; claims, litigation and regulatory actions against the Company; changes in laws and regulations affecting the Company; the Company’s ability to execute the components of its Strategic Business Evolution process; and other risks as detailed in the Company’s 10-K and other reports filed with the Securities and Exchange Commission. Such reports are available on the Securities and Exchange Commission’s public reference facilities and its web site at http://www.sec.gov, and on the Company’s Investor Relations section of its web site at http://www.myersindustries.com. Myers Industries undertakes no obligation to publicly update or revise any forward-looking statements contained herein. These statements speak only as of the date made.

MYERS INDUSTRIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

FOR THE QUARTER AND NINE MONTHS ENDED SEPTEMBER 30, 2013 AND 2012

(Dollars in thousands, except share data)

	For the Quarter Ended		For the Nine Months Ended
	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012

Net sales	$194,920	$197,290	$613,924	$577,180
Cost of sales	141,281	144,561	446,198	419,089

Gross profit	53,639	52,729	167,726	158,091
Selling, general and administrative expenses	41,564	42,957	129,288	121,210

Operating income	12,075	9,772	38,438	36,881
Interest expense, net	1,112	1,194	3,320	3,328

Income before income taxes	10,963	8,578	35,118	33,553
Income tax expense	4,475	2,782	12,435	12,112

Net income	$6,488	$5,796	$22,683	$21,441

Income per common share:
Basic	$0.19	$0.17	$0.68	$0.64
Diluted	$0.19	$0.17	$0.67	$0.63

Weighted Average Common Shares Outstanding
Basic	33,670,639	33,746,824	33,574,801	33,592,984
Diluted	34,208,809	34,411,654	33,991,021	34,256,453

MYERS INDUSTRIES, INC.

SALES AND EARNINGS BY SEGMENT (UNAUDITED)

(Dollars in thousands)

	Quarter Ended September 30,			Nine Months Ended September 30,
	2013	2012	% Change	2013	2012	% Change

Net Sales
Material Handling	$75,965	$76,151	(0.2)%	$239,768	$201,632	18.9%
Lawn and Garden	44,905	45,341	(1.0)%	146,157	147,008	(0.6)%
Distribution	45,006	45,065	(0.1)%	133,548	131,991	1.2%
Engineered Products	33,839	35,709	(5.2)%	108,403	111,578	(2.8)%
Inter-company Sales	(4,795)	(4,976)	—	(13,952)	(15,029)	—

Total	$194,920	$197,290	(1.2)%	$613,924	$577,180	6.4%

Income (Loss)
Before Income Taxes
Material Handling	$10,679	$12,530	(14.8)%	$31,394	$34,903	(10.1)%
Lawn and Garden	93	41	126.8%	2,265	(683)	—
Distribution	4,290	3,343	28.3%	10,993	11,152	(1.4)%
Engineered Products	3,502	2,921	19.9%	13,713	12,172	12.7%
Corporate	(7,601)	(10,257)	—	(23,247)	(23,991)	—

Total	$10,963	$8,578	27.8%	$35,118	$33,553	4.7%

MYERS INDUSTRIES, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

INCOME (LOSS) BEFORE TAXES BY SEGMENT (UNAUDITED)

(Dollars in millions, except per share data)

	Quarter Ended		Nine Months Ended
	September 30		September 30
	2013	2012	2013	2012
Material Handling
Income before taxes as reported	$10.7	$12.5	$31.4	$34.9
Restructuring expenses	0.0	0.0	0.2	0.0

Income before taxes as adjusted	10.7	12.5	31.6	34.9

Lawn and Garden
Income (loss) before taxes as reported	0.1	0.0	2.3	(0.7)
Restructuring expenses and other adjustments	1.1	0.0	2.3	0.5
Loss on disposal of assets	0.0	0.0	0.6	0.0
Depreciation recapture	1.3	0.0	1.3	0.0

Income (loss) before taxes as adjusted	2.5	0.0	6.5	(0.2)

Distribution
Income before taxes as reported	4.3	3.3	11.0	11.2
Restructuring expenses	0.0	0.2	0.1	0.7
Gain on building sale	0.0	(0.1)	0.0	(0.4)

Income before taxes as adjusted	4.3	3.4	11.1	11.5

Engineered Products
Income before taxes as reported	3.5	2.9	13.7	12.2
Restructuring expenses	0.0	0.8	0.0	1.0

Income before taxes as adjusted	3.5	3.7	13.7	13.2

Corporate and interest expense
Income (loss) before taxes as reported	(7.6)	(10.1)	(23.3)	(24.0)
Severance and other	0.0	1.5	0.0	1.5

Income (loss) before taxes as adjusted	(7.6)	(8.6)	(23.3)	(22.5)

Consolidated
Income before taxes as reported	11.0	8.6	35.1	33.6
Restructuring expenses and other adjustments	2.4	2.4	4.5	3.3

Income before taxes as adjusted	13.4	11.0	39.6	36.9
Income taxes	5.0	4.2	14.6	14.0

Net Income as adjusted	$8.4	$6.8	$25.0	$22.9

Adjusted earnings per diluted share	$0.25	$0.20	$0.73	$0.67

Note: Numbers in the Corporate and interest expense section above may be rounded for presentation purposes.

Note on Reconciliation of Income and Earnings Data: Income (loss) excluding the items mentioned above in the text of this release and in this reconciliation chart is a non-GAAP financial measure that Myers Industries, Inc. calculates according to the schedule above, using GAAP amounts from the unaudited Consolidated Financial Statements. The Company believes that the excluded items are not primarily related to core operational activities. The Company believes that income (loss) excluding items that are not primarily related to core operating activities is generally viewed as providing useful information regarding a company’s operating profitability. Management uses income (loss) excluding these items as well as other financial measures in connection with its decision-making activities. Income (loss) excluding these items should not be considered in isolation or as a substitute for net income (loss), income (loss) before taxes or other consolidated income data prepared in accordance with GAAP. The Company’s method for calculating income (loss) excluding these items may not be comparable to methods used by other companies.

MYERS INDUSTRIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (UNAUDITED)

(Dollars in thousands)

	September 30, 2013	December 31, 2012
Assets
Current Assets
Cash	$7,004	$3,948
Accounts receivable, net	108,279	115,508
Inventories	117,920	107,502
Other	11,564	12,638

Total Current Assets	244,767	239,596
Other Assets	86,892	94,777
Property, Plant, & Equipment, Net	147,745	150,483

Total Assets	$479,404	$484,856

Liabilities & Shareholders’ Equity
Current Liabilities
Accounts payable	$69,578	$72,417
Accrued expenses	44,624	42,060

Total Current Liabilities	114,202	114,477
Long-term debt	75,490	92,814
Other liabilities	17,537	17,865
Deferred income taxes	31,920	29,678
Total Shareholders’ Equity	240,255	230,022

Total Liabilities & Shareholders’ Equity	$479,404	$484,856

MYERS INDUSTRIES, INC.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2013 AND 2012

(Dollars in thousands)

	September 30, 2013	September 30, 2012
Cash Flows From Operating Activities
Net income	$22,683	$21,441

Items not affecting use of cash
Depreciation	25,661	22,287
Amortization of intangible assets	2,953	2,331
Non-cash stock compensation	2,142	2,134
Provision for (recovery of) loss on accounts receivable	698	(1,019)
Deferred taxes	4,069	428
Other long-term liabilities	38	2,037
Loss (gain) from asset disposition	584	(628)
Other	202	50
Cash flow provided by (used for) working capital, net of acquisitions:
Accounts receivable	3,908	664
Inventories	(12,443)	(18,611)
Prepaid expenses	(1,509)	(2,563)
Accounts payable and accrued expenses	(2,143)	(4,877)

Net cash provided by operating activities	46,843	23,341

Cash Flows From Investing Activities
Capital expenditures	(20,003)	(15,236)
Acquisition of business, net of cash acquired	(600)	(3,430)
Proceeds from sale of property, plant and equipment	928	1,975
Other	(64)	100

Net cash used for investing activities	(19,739)	(16,591)

Cash Flows From Financing Activities
Repayment of long-term debt	—	(26,333)
Net (repayments of) borrowing on credit facility	(17,324)	20,410
Cash dividends paid	(6,046)	(7,642)
Proceeds from issuance of common stock	5,765	3,026
Tax benefit from options	167	—
Repurchase of common stock	(5,955)	—

Net cash used for financing activities	(23,393)	(10,539)

Foreign Exchange Rate Effect on Cash	(655)	3,456

Net increase (decrease) in cash	3,056	(333)
Cash at January 1	3,948	6,801

Cash at September 30	$7,004	$6,468